Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Operating Revenues:
Electric	$1,515	$1,547	$2,910	$3,016
Gas	169	243	690	855
Total operating revenues	1,684	1,790	3,600	3,871

Operating Expenses:
Fuel	287	200	561	502
Coal contract settlement	-	(60)	-	(60)
Purchased power	219	306	452	593
Gas purchased for resale	83	165	466	624
Other operations and maintenance	451	476	872	905
Depreciation and amortization	182	171	356	340
Taxes other than income taxes	97	89	207	202
Total operating expenses	1,319	1,347	2,914	3,106
Operating Income	365	443	686	765

Other Income and Expenses:
Miscellaneous income	17	19	33	38
Miscellaneous expense	(7)	(8)	(11)	(13)
Total other income	10	11	22	25

Interest Charges	124	118	242	218

Income Before Income Taxes	251	336	466	572

Income Taxes	83	119	153	206

Net Income	168	217	313	366

Less: Net Income Attributable to Noncontrolling Interests	3	11	7	22

Net Income Attributable to Ameren Corporation	$165	$206	$306	$344

Earnings per Common Share - Basic and Diluted	$0.77	$0.98	$1.43	$1.64

Average Common Shares Outstanding	213.6	209.5	213.1	209.1

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Six Months Ended
	June 30,
	2009	2008
Cash Flows From Operating Activities:
Net income	$313	$366
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	-	(2)
Net mark-to-market gain on derivatives	(56)	(94)
Coal contract settlement	-	(60)
Depreciation and amortization	364	350
Amortization of nuclear fuel	25	20
Amortization of debt issuance costs and premium/discounts	7	8
Deferred income taxes and investment tax credits, net	77	107
Other	11	4
Changes in assets and liabilities:
Receivables	93	15
Materials and supplies	109	16
Accounts and wages payable	(204)	(38)
Taxes accrued	77	(58)
Assets, other	53	32
Liabilities, other	68	65
Pension and other postretirement benefits	23	29
Counterparty collateral, net	(4)	(126)
Taum Sauk costs, net of insurance recoveries	(48)	(133)
Net cash provided by operating activities	908	501

Cash Flows From Investing Activities:
Capital expenditures	(846)	(798)
Nuclear fuel expenditures	(35)	(123)
Purchases of securities - nuclear decommissioning trust fund	(288)	(247)
Sales of securities - nuclear decommissioning trust fund	291	231
Purchases of emission allowances	(4)	(2)
Sales of emission allowances	-	2
Other	-	2
Net cash used in investing activities	(882)	(935)

Cash Flows From Financing Activities:
Dividends on common stock	(164)	(266)
Debt issuance costs	(47)	(9)
Dividends paid to noncontrolling interest holders	(16)	(21)
Short-term debt, net	(209)	(22)
Redemptions, repurchases, and maturities of long-term debt	(250)	(808)
Issuances:
Common stock	47	75
Long-term debt	772	1,335
Net cash provided by financing activities	133	284

Net change in cash and cash equivalents	159	(150)
Cash and cash equivalents at beginning of year	92	355

Cash and cash equivalents at end of period	$251	$205

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30,	December 31,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$251	$92
Accounts receivable - trade, net	450	502
Unbilled revenue	365	427
Miscellaneous accounts and notes receivable	337	292
Materials and supplies	733	842
Mark-to-market derivative assets	277	207
Other current assets	251	232
Total current assets	2,664	2,594
Property and Plant, Net	17,006	16,567
Investments and Other Assets:
Nuclear decommissioning trust fund	249	239
Goodwill	831	831
Intangible assets	150	167
Regulatory assets	1,616	1,653
Other assets	674	606
Total investments and other assets	3,520	3,496
TOTAL ASSETS	$23,190	$22,657

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$129	$380
Short-term debt	965	1,174
Accounts and wages payable	523	813
Taxes accrued	131	54
Interest accrued	126	107
Mark-to-market derivative liabilities	234	155
Other current liabilities	437	380
Total current liabilities	2,545	3,063
Long-term Debt, Net	7,321	6,554
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,194	2,131
Accumulated deferred investment tax credits	95	100
Regulatory liabilities	1,307	1,291
Asset retirement obligations	418	406
Pension and other postretirement benefits	1,486	1,495
Other deferred credits and liabilities	470	438
Total deferred credits and other liabilities	5,970	5,861
Ameren Corporation Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,835	4,780
Retained earnings	2,323	2,181
Accumulated other comprehensive income (loss)	(13)	-
Total Ameren Corporation stockholders' equity	7,147	6,963
Noncontrolling Interests	207	216
Total equity	7,354	7,179

TOTAL LIABILITIES AND EQUITY	$23,190	$22,657